STRADLEY, RONON
STEVENS & YOUNG, LLP

                         2600 One Commerce Square         Malvern, Pennsylvania
Attorneys At Law   Philadelphia, Pennsylvania 19103-7098 Cherry Hill, New Jersey
                                                           Wilmington, Delaware

Merrill R. Steiner                              Limited Liability Partnership
(215) 564-8039
msteiner@stradley.com



                          June 20, 2000






Franklin Floating Rate Trust
777 Mariners Island Boulevard
San Mateo, CA  94404

      RE:  OFFER AND SALE OF AN ADDITIONAL 200,000,000 SHARES
           OF FRANKLIN FLOATING RATE TRUST

Ladies and Gentlemen:

      We are furnishing this opinion with respect to the proposed offer and sale from time to time of an additional 200,000,000 shares of beneficial interest, par value $0.01 per share (the "Common Shares"), of the Franklin Floating Rate Trust (the "Fund"), registered under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), by a seventh Registration Statement on Form N-2 (File No. 811-08271), as amended from time to time (the "Registration Statement"), to be filed with the U.S. Securities and Exchange Commission (the "Commission").

      We have acted as general counsel to the Fund in connection with its initial organization and its registrations with the Commission, and we are familiar with the actions taken by its Trustees to authorize previously the issuance, offer and sale of 320,000,000 Common Shares and currently the issuance, offer and sale of an additional 200,000,000 Common Shares.

      We have examined the Agreement and Declaration of Trust (the "Trust Agreement") of the Fund, a Delaware business trust organized under Delaware law, the By-Laws of the Fund, minute books and such other certificates and documents as deemed necessary for the purpose of this opinion.

      We have examined the prospectus and statement of additional information (together, the "Prospectus"), as supplemented, included in the Registration Statement and relating to the issuance of an additional 200,000,000 Common Shares of the Fund. We have also examined the Fund's Notification of Registration on Form N-8A under the 1940 Act. We have examined and assisted in the preparation of the Registration Statement to be filed with the Commission.

      The law covered by the opinion expressed herein is limited to (a) the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and (b) the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the State of Delaware.

      Based upon the foregoing information and examination and subject to the foregoing, it is our opinion with respect to the additional 200,000,000 Common Shares to be registered by the Registration Statement that:

      1. The Fund is duly organized and validly existing as a business trust in good standing under the laws of the State of Delaware; and

      2. The Fund's Common Shares to be offered for sale pursuant to the Prospectus are duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will be validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement and amendments thereto, covering the registration of the Fund's additional 200,000,000 Common Shares under the 1933 Act and the 1940 Act, and to the notices, applications or registration statements, and amendments thereto, filed in accordance with the securities laws of the several states or other like jurisdictions of the United States in which the Fund's Common Shares are offered and sold. We further consent to reference in the Prospectus of the Fund to the fact that this opinion has been rendered by us.

                     Very truly yours,



                     STRADLEY, RONON, STEVENS & YOUNG, LLP

                     By /s/ Bruce G. Leto
                         Bruce G. Leto, a Partner